UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

        Dividend Capital Strategic Global Realty Fund

(Exact name of registrant as specified in its charter)

Delaware	20-8990674
(State of Incorporation)	(IRS Employer Identification Number)

518 Seventeenth Street, Suite 1200 Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-130790

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common shares of beneficial interest, $0.001 Par Value Per Share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                None

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered

The description of the Registrant’s securities to be registered is incorporated by reference to the description contained under the caption “Description of Shares” in the Registrant’s Registration Statement on Form N-2 (File Nos. 333-130790 and 811-21840), as filed electronically with the Securities and Exchange Commission (the “Commission”) on December 30, 2005 (Accession No. 0001193125-05-250986) (“Registration Statement on Form N-2”), as amended by Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2, as filed with the Commission on March 15, 2007 (Accession No. 0001193125-07-055802) and Pre-Effective Amendment No. 2 to the Registration Statement on Form N-2, as filed with the Commission on May 25, 2007 (Accession No. 0001193125-07-123232).

Item 2. Exhibits

Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, on the 12th day of June, 2007.

DIVIDEND CAPITAL STRATEGIC GLOBAL REALTY FUND

By:	/S/ THOMAS I. FLORENCE
Thomas I. Florence Trustee and President (Principal Executive Officer)